Exhibit T3A-4

A0539715

1915897

RESTATED

ARTICLES OF INCORPORATION

OF

PRESLEY MORTGAGE COMPANY

FILED

In the office of the Secretary of State

of the State of California

FEB 18 2000

/s/ Bill Jones

BILL JONES, Secretary of State

Mark Carver and Linda L. Foster certify that:

1.	They are the President and the Vice President and Secretary, respectively, of Presley Mortgage Company, a California corporation.

2.	The Articles of Incorporation of this corporation are amended and restated to read in full as follows:

I

The name of this corporation is DUXFORD FINANCIAL, INC.

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1000.

IV

The liability of the directors of the corporation for monetary damage, shall be eliminated to the fullest extent permissible under California law.

V

The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

3.	The foregoing amendment and restatement of Articles of Incorporation have been duly approved by the Board of Directors.

4.	The foregoing amendment and restatement of Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed as of this 31 day of January, 2000 at Newport Beach, California.

Mark Carver, President

Linda L. Foster, Vice President and Secretary